                                                                  EXECUTION COPY


                 FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT, dated as of January 15, 2004 (this "First Amendment"), is made and entered into by and among Gradipore Limited, a corporation organized under the laws of the Commonwealth of Australia ("Buyer Parent") and Gradipore, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Buyer Parent ("Buyer"), Gradipore Plasma Holdings, Inc., a Delaware corporation and assignee of Buyer ("GPH"), Serologicals Finance Company, a Delaware corporation ("Seller"), and Serologicals Corporation, a Delaware corporation and parent of Seller ("Seller Parent") and together with Seller, each a "Holder" and collectively, the "Holders"). Seller, Seller Parent, Buyer and Buyer Parent are sometimes individually referred to herein as a "Party" and collectively as the "Parties."


                                   WITNESSETH:

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of December 19, 2003 (the "Stock Purchase Agreement"), Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all of the issued and outstanding shares of capital stock of Serologicals Specialty Biologics, Inc., a Delaware corporation and a wholly owned subsidiary of Seller ("SSBI"); and

         WHEREAS, the Parties wish to amend the Stock Purchase Agreement as set forth in this First Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:


         1. The Exhibits to Stock Purchase Agreement are hereby amended as follows:

                  a. The form of Promissory Note attached as Exhibit A to the Stock Purchase Agreement is hereby replaced in its entirety with the Promissory Note in the form attached hereto as Exhibit A, as Exhibit A to the Stock Purchase Agreement for all purposes under and pursuant to the Stock Purchase Agreement.

                  b. The form of Short Term Promissory Note attached as Exhibit B to the Stock Purchase Agreement is hereby replaced in its entirety with the Short Term Promissory Note in the form attached hereto as Exhibit B, as Exhibit B to the Stock Purchase Agreement for all purposes under and pursuant to the Stock Purchase Agreement.

                  c. The form of Security Agreement attached as Exhibit F to the Stock Purchase Agreement is hereby replaced in its entirety with the Security Agreement in the form attached hereto as Exhibit C, as Exhibit F to the Stock Purchase Agreement for all purposes under and pursuant to the Stock Purchase Agreement.

                  d. The form of Stock Pledge Agreement attached as Exhibit G to the Stock Purchase Agreement is hereby deleted in its entirety along with all references thereto in the Stock Purchase Agreement.

                  e. The form of legal opinion of Buchanan Ingersoll PC attached hereto as Exhibit D, shall be Exhibit G to the Stock Purchase Agreement.

                  f. The form of closing statement attached hereto as Exhibit E, shall be Exhibit H to the Stock Purchase Agreement.

         2. The reference to "Allegheny Biologics, Inc., a Pennsylvania corporation" in the recitals of the Stock Purchase Agreement is hereby amended to read "Allegheny Biologicals, Inc., a Pennsylvania corporation".

         3. Section 2.2(b) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

         "(b) Buyer shall deliver to the Seller a promissory note (the "Promissory Note") in the form attached hereto as Exhibit A and in an estimated amount (the "Estimated Note Amount") equal to the sum of (i) the book value of the Inventory of the Business on the Effective Date or the Closing Date, whichever is applicable pursuant to Section 2.3,
         (ii) the accounts receivable of the Business on the Effective Date or the Closing Date, whichever is applicable pursuant to Section 2.3 and
         (iii) $196,320.00 (the "Payroll Amount") as such amount may be adjusted pursuant to the provisions of the Promissory Note; and"

         4. Section 2.3 of the Stock Purchase Agreement is amended by adding the following sentence at the end:

         "Seller and Buyer shall execute and deliver a settlement statement, substantially in the form attached hereto as Exhibit H, reconciling the working capital of the Business on the Closing Date and the Effective Date, the cash collected and paid with respect to the Business during the period between the Effective Date and the Closing Date (the "Settlement Statement"). The Party owing money to the other as a result of the operation of the Business between the Effective Date and the Closing Date shall make such payment in immediately available funds simultaneously with the Closing."

         5. Section 7.1 of the Stock Purchase Agreement is hereby amended by adding subsection (g) thereto which shall read as follows:

         "(g) Legal Opinion. The executed legal opinion of Buchanan Ingersoll PC shall be delivered in the form and substance as set forth on Exhibit G."

         6. Sections 8.1(d) and 8.2(e) of the Stock Purchase Agreement are hereby deleted in their entirety.

         7. Section 9.3(c) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

                  "(c) The limitations on Holders' indemnification obligations set forth in Section 9.3(a) and Section 9.3(b) shall not apply to any Purchaser Loss of the type described in Section 9.2(e) or 9.2(d)."

         8. Section 9.4(d) of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:

         "the operations of the Business following the Effective Date and/or the use by the Purchasers of the name 'Serologicals' following the Effective Date."

         9. Section 9.5 of the Stock Purchase Agreement is hereby amended by adding subsection (c) thereto which shall read as follows:

                  "(c)     The limitations on Purchasers' indemnification
         obligations set forth in Section 9.5(a) and Section 9.5(b) shall not apply to any Holder Loss of the type described in Section 9.4(e) or
         Section 9.4(f)."

         10. Pursuant to Section 11.3 of the Stock Purchase Agreement, Buyer hereby assigns its rights and obligations under the Stock Purchase Agreement to Gradipore Plasma Holdings, Inc., a Delaware corporation ("GPH"), and GPH hereby assumes and agrees to fully perform, pay and observe each and every obligation of Buyer under the Stock Purchase Agreement.

         11. Schedule 3.5 to the Stock Purchase Agreement is hereby amended by adding Schedule 3.5(1) in the form attached hereto as Exhibit F.

         12. Schedule 5.8 to the Stock Purchase Agreement is hereby replaced in its entirety with Schedule 5.8 attached hereto as Exhibit G.

         13. Except as expressly amended by this First Amendment, the terms, conditions, covenants, agreements, representations and warranties contained in the Stock Purchase Agreement shall remain unaffected hereby and shall continue in full force and effect.

         14. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


                       [SIGNATURES FOLLOW ON NEXT PAGE.]

         IN WITNESS WHEREOF, the Parties have caused this First Amendment to the Stock Purchase Agreement to be executed as of the date first above written.


                               SEROLOGICALS CORPORATION




                               By: /s/ Harold W. Ingalls
                                   ---------------------------------
                               Name: Harold W. Ingalls
                               Title: Vice President and Chief Financial Officer


                               SEROLOGICALS FINANCE COMPANY



                               By: /s/ Harold W. Ingalls
                                   ---------------------------------
                               Name: Harold W. Ingalls
                               Title: President


                               GRADIPORE LIMITED



                               By: /s/ Dr. C. H. Nair
                                   ---------------------------------
                               Name:  Dr. C. H. Nair
                               Title:  Managing Director/CEO



                               GRADIPORE, INC.



                               By: /s/ Dr. C. H. Nair
                                   ---------------------------------
                               Name:  Dr. C. H. Nair
                               Title: Director


                               GRADIPORE PLASMA HOLDINGS, INC.


                               By: /s/ Dr. C. H. Nair
                                   ---------------------------------
                               Name:  Dr. C. H. Nair
                               Title: President